Exhibit 10.1

OOMA, INC.

2015 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the Ooma, Inc. 2015 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Unit Award Agreement (the “Award Agreement”).

I.NOTICE OF RESTRICTED STOCK UNIT GRANT

Participant Name:

You have been granted the right to receive an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number

Date of Grant
Vesting Commencement Date

Number of Restricted Stock Units

Vesting Schedule:

Subject to Section 3 of the Award Agreement, the Restricted Stock Units will vest in accordance with the following schedule:

[Insert Vesting Schedule]

In the event Participant ceases to be a Service Provider (or gives or is given notice of such termination) for any or no reason before Participant vests in the Restricted Stock Unit, the Restricted Stock Unit and Participant’s right to acquire any Shares hereunder will immediately terminate.

By Participant’s signature and the signature of the representative of Ooma, Inc. (the “Company”) below or by otherwise accepting this grant, Participant and the Company agree that this Award of Restricted Stock Units is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the Terms and Conditions of Restricted Stock Unit Grant (including any country-specific addendum thereto), attached hereto as Exhibit A, all of which are made a part of this document.  Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Award Agreement.

PARTICIPANT:OOMA, INC.

SignatureBy

Print NameTitle

EXHIBIT A

TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT

1.Grant.  The Company hereby grants to the individual named in the Notice of Grant attached as Part I of this Award Agreement (the “Participant”) under the Plan an Award of Restricted Stock Units, subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference.  Subject to Section 18 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.

2.Company’s Obligation to Pay.  Each Restricted Stock Unit represents the right to receive a Share on the date it vests.  Unless and until the Restricted Stock Units will have vested in the manner set forth in Section 3, Participant will have no right to payment of any such Restricted Stock Units.  Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.  Any Restricted Stock Units that vest in accordance with Section 3 will be paid to Participant (or in the event of Participant’s death, to his or her estate) in whole Shares as set forth herein, subject to Participant satisfying any Tax-Related Items as set forth in Section 7.  Subject to the provisions of Section 4, such vested Restricted Stock Units will be paid in whole Shares as soon as practicable after vesting, but in each such case within the period ending no later than the date that is two and one-half (2½) months from the end of the Company’s tax year that includes the vesting date.  In no event will Participant be permitted, directly or indirectly, to specify the taxable year of the payment of any Restricted Stock Units payable under this Award Agreement.

3.Vesting Schedule.  Subject to Section 5, the Restricted Stock Units awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant.  Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.  Service Provider status will end on the day that notice of termination is provided whether oral or written (whether by the Company or Parent or Subsidiary for any reason or by Participant upon resignation) and will not be extended by any notice period that may be required contractually or under Applicable Laws.  Notwithstanding the foregoing, the Administrator (or any delegate) shall have the sole and absolute discretion to determine when Participant is no longer providing active service for purposes of Service Provider status and participation in the Plan.

4.Administrator Discretion.  Notwithstanding anything in the Plan or this Award Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) Participant is a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following Participant’s termination as a Service Provider, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of Participant’s termination as a Service Provider, unless the Participant dies following his or her termination as a Service Provider, in which case, the Restricted Stock Units will be paid in Shares to the Participant’s estate as soon as practicable following his or her death. It is the intent of this Award Agreement that it and all payments and benefits hereunder be exempt from, or comply with, the requirements of Section 409A so that none of the Restricted Stock Units provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply. Each payment payable under this Award Agreement is intended to constitute a separate payment for purposes of U.S. Treasury Regulation Section 1.409A-2(b)(2). For purposes of this Award Agreement, “Section 409A” means Section 409A of the Code, and any final U.S. Treasury Regulations and U.S. Internal Revenue Service guidance thereunder, as each may be amended from time to time.

5.Forfeiture upon Termination of Status as a Service Provider.  Notwithstanding any contrary provision of this Award Agreement, the balance of the Restricted Stock Units that have not vested as of the time oral or written notice is provided (whether by Participant or the Company or Parent or Subsidiary) of Participant’s termination as a Service Provider for any or no reason and Participant’s right to acquire any Shares hereunder will immediately terminate. For the avoidance of doubt and for purposes of this Award Agreement only, termination as Service Provider will be deemed to occur as of the date Participant is no longer actively providing services as an employee or consultant (except, in certain circumstances at the sole discretion of the Company, to the extent Participant is on a Company approved leave of absence) and will not be extended by any notice period or “garden leave” that may be required contractually or under Applicable Laws, unless otherwise determined by the Company in its sole discretion.

6.Death of Participant.  Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, if so allowed by the Administrator in its sole discretion, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any Applicable Laws or regulations pertaining to said transfer.

7.Withholding of Taxes.  Regardless of any action the Company or Participant’s employer (the “Employer”) takes with respect to any or all applicable national, local, or other tax or social contribution, withholding, required deductions, or other payments, if any, that arise upon the grant or vesting of the Restricted Stock Units or the holding or subsequent sale of Shares, and the receipt of dividends, if any (“Tax-Related Items”), Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by Participant is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer.  Participant further acknowledges and agrees that Participant is solely responsible for filing all relevant documentation that may be required in relation to the Restricted Stock Units or any Tax-Related Items other than filings or documentation that is the specific obligation of the Company or Employer pursuant to Applicable Laws, such as but not limited to personal income tax returns or reporting statements in relation to the grant, vesting or settlement of the Restricted Stock Units, the holding of Shares or any bank or brokerage account, the subsequent sale of Shares, and the receipt of any dividends.  Participant further acknowledges that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including grant or vesting, the subsequent sale of Shares acquired under the Plan, and the receipt of dividends, if any; and (b) does not commit to and is under no obligation to structure the terms of the Restricted Stock Units or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax-Related Items, or achieve any particular tax result.  Participant also understands that

Applicable Laws may require varying Share or Restricted Stock Unit valuation methods for purposes of calculating Tax-Related Items, and the Company assumes no responsibility or liability in relation to any such valuation or for any calculation or reporting of income or Tax-Related Items that may be required of Participant under Applicable Laws. Further, if Participant has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Notwithstanding any contrary provision of this Award Agreement, no certificate representing the Shares will be issued to Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of any Tax-Related Items which the Company determines must be withheld with respect to such Shares.

The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require Participant to satisfy such Tax-Related Items, in whole or in part (without limitation) by (a) paying cash, (b) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum amount required to be withheld, (c) delivering to the Company already vested and owned Shares having a Fair Market Value equal to the amount required to be withheld, or (d) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld.  To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any Tax-Related Items by reducing the number of Shares otherwise deliverable to Participant.  If Participant fails to make satisfactory arrangements for the payment of any required Tax-Related Items hereunder at the time any such Tax-Related Items are due, the Company may cause Participant to permanently forfeit all or any portion of the Restricted Stock Units and any right to receive Shares thereunder and the Restricted Stock Units will be returned to the Company at no cost to the Company.

8.Rights as Stockholder.  Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant.  After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares, but prior to such issuance, Participant will not have any rights to dividends and/or distributions on such Shares.

9.No Guarantee of Continued Service or Grants.  PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER.  Nothing contained in this AWARD Agreement is intended to constitute or create a contract of employment, nor shall it constitute or create the right to remain associated with or in the employ of the Company or any Subsidiary or Affiliate for any particular period of time.  PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED

PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE, SUBJECT TO APPLICABLE LAWS.

Participant also acknowledges and agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time; (b)the grant of Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units even if Restricted Stock Units have been granted repeatedly in the past; (c) all decisions with respect to future awards of Restricted Stock Units, if any, will be at the sole discretion of the Company; (d) Participant’s participation in the Plan is voluntary; (e) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are extraordinary items that do not constitute regular compensation for services rendered to the Company or the Employer, and that are outside the scope of Participant’s employment contract, if any; (f) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not intended to replace any pension rights or compensation; (g) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, or end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer.

10.Address for Notices.  Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company, in care of its Secretary at Ooma, Inc., 1880 Embarcadero Road, Palo Alto, CA 94303, or at such other address as the Company may hereafter designate in writing.

11.Grant is Not Transferable.  Except to the limited extent provided in Section 6, this grant and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of Applicable Laws or otherwise) and may not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

12.Binding Agreement.  Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

13.Additional Conditions to Issuance of Stock.  If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any Applicable Laws, the tax code and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Where the

Company determines that the delivery of the payment of any Shares will violate any state, federal or foreign securities or exchange laws or other Applicable Laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any Applicable Laws or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange.  The Company shall not be obligated to issue any Shares pursuant to the Restricted Stock Units at any time if the issuance of Shares violates or is not in compliance with any Applicable Laws, rules or regulations of the United States or any state or country.

Furthermore, the Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with any Applicable Laws or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.  Furthermore, Participant understands that the Applicable Laws of the country in which he or she is resident at the time of grant or vesting of the Restricted Stock Units or the holding or disposition of Shares (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent the issuance of Shares or may subject Participant to additional procedural or regulatory requirements he or she is solely responsible for and will have to independently fulfill in relation to the Restricted Stock Units or the Shares.  Notwithstanding any provision herein, the Restricted Stock Units and any Shares shall be subject to any special terms and conditions or disclosures as set forth in any addendum for Participant’s country (the “Country-Specific Addendum,” which forms part this Award Agreement).  Participant also understands and agrees that if he or she works, resides, moves to, or otherwise is or becomes subject to Applicable Laws or Company policies of another jurisdiction at any time, certain country-specific notices, disclaimers and/or terms and conditions may apply to him or her as from the date of grant, unless otherwise determined by the Company in its sole discretion.

14.Lock-Up Agreement.  In connection with the initial public offering of the Company’s securities, Participant hereby agrees not to offer, pledge, sell, contract to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however and whenever acquired (other than those included in the registration) without the prior written consent of the Company and the managing underwriters for such offering for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering.  In addition, upon request of the Company or the underwriters managing a public offering of the Company’s securities (other than the initial public offering), Participant hereby agrees to be bound by similar restrictions, and to sign a similar agreement, in connection with no more than one additional registration statement filed within 12 months after the closing date of the initial public offering, provided that the duration of the lock-up period with respect to such additional registration shall not exceed 90 days from the effective date of such additional registration statement.  Notwithstanding the foregoing, if during the last 17 days of the restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or prior to the expiration of the restricted period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, then, upon the request of the managing underwriter, to the extent required by any FINRA rules, the restrictions imposed by this subsection shall continue to apply until the end of the third trading day following the expiration of the 15-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  In no event will the restricted period extend beyond 216 days after the effective date of the registration statement.  In order to enforce the restriction set forth above, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Award Agreement until the end of the applicable stand-off period.  The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section.

If the underwriters release or waive any of the foregoing restrictions in connection with a transfer of shares of Common Stock, the underwriters shall notify the Company at least three business days before the effective date of any such release or waiver.  Further, the Company will announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by the underwriters shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (x) the release or waiver is effected solely to permit a transfer not for consideration and (y) the transferee has agreed in writing to be bound by the same terms of the lock-up provisions applicable in general to the extent, and for the duration, that such lock-up provision remain in effect at the time of the transfer.

15.Plan Governs.  This Award Agreement is subject to all terms and provisions of the Plan.  In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.  Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan.

16.Administrator Authority.  The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested).  All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons.  No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

17.Electronic Delivery and Acceptance; Translation.  The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means.  By accepting the Restricted Stock Units, whether electronically or otherwise, Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company, including but not limited to the use of electronic signatures or click-through electronic acceptance of terms and conditions.  If Participant has received this Award Agreement, including appendices, or any other document related to the Plan translated into a language other than English, and the meaning of the translated version is different than the English version, the English version will control.

18.Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

19.Agreement Severable.  In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

20.Modifications to the Award Agreement.  This Award Agreement constitutes the entire understanding of the parties on the subjects covered.  Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein.  Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.  Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Restricted Stock Units.

21.Data Privacy.  Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Award Agreement by and among, as applicable, the Company and its affiliates or third parties as may be selected by the Company for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.  Participant understands that refusal or withdrawal of consent may affect Participant’s ability to participate in the Plan or to realize benefits from the Plan. Participant understands that the Company and its affiliates may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any affiliate, details of all Restricted Stock Units or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Personal Data”).  Participant understands that Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States, Participant’s country (if different than the United States), or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country.

For Participants located in the European Union, the following paragraph applies:  Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Personal Data by contacting Participant’s local human resources representative.  Participant authorizes the recipients to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan, including any requisite transfer of such Personal Data as may be required to a broker or other third party with whom Participant may elect to deposit any Shares received.  Participant understands that Personal Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan.  Participant understands that he or she may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, without cost, by contacting in writing Participant’s local human resources representative.  For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

22.Foreign Exchange Fluctuations and Restrictions.  Participant understands and agrees that the future value of the underlying Shares is unknown and cannot be predicted with certainty and may decrease.  Participant also understands that neither the Company, nor any affiliate is responsible for any foreign exchange fluctuation between local currency and the United States Dollar or the selection by the Company or any affiliate in its sole discretion of an applicable foreign currency exchange rate that may affect the value of the Restricted Stock Units or Shares received (or the calculation of income or Tax-Related Items thereunder).  Participant understands and agrees that, unless otherwise permitted by the Company, any cross-border remittance made to transfer proceeds received upon the sale of Shares must be made through a locally authorized financial institution or registered foreign exchange agency and may require the Participant to provide such entity with certain information regarding the transaction.

23.Amendment, Suspension or Termination of the Plan.  By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan.  Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

24.Governing Law and Venue.  This Award Agreement will be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof.  For purposes of litigating any dispute that arises under this Award of Restricted Stock Units or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts.

o  O  o

Country-Specific Addendum

This Addendum includes additional country-specific notices, disclaimers, and/or terms and conditions that apply to individuals who work or reside in the countries listed below and that may be material to the Participant’s participation in the Plan.  Such notices, disclaimers, and/or terms and conditions may also apply, as from the date of grant, if the Participant moves to or otherwise is or becomes subject to the Applicable Laws or Company policies of the country listed.  However, because foreign exchange regulations and other local laws are subject to frequent change, the Participant is advised to seek advice from his or her own personal legal and tax advisor prior to holding or selling Shares acquired under the Plan.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s acceptance of the Restricted Stock Units or participation in the Plan.  Unless otherwise noted below, capitalized terms shall have the same meaning assigned to them under the Plan and the Award Agreement. This Addendum forms part of the Award Agreement and should be read in conjunction with the Award Agreement and the Plan.

Securities Law Notice: Unless otherwise noted, neither the Company nor the Shares are registered with any local stock exchange or under the control of any local securities regulator outside the United States.  The Award Agreement (of which this Addendum is a part), the Plan, and any other communications or materials that the Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities outside the United States, and the issuance of securities described in any Plan-related documents is not intended for public offering or circulation in Participant’s jurisdiction.

CANADA

Securities Law Notice.  The securities represented by the Restricted Stock Units was issued pursuant to an exemption from the prospectus requirements of applicable securities legislation in Canada.  Participant acknowledges that, as long as the Company is not a reporting issuer in any jurisdiction in Canada, the Restricted Stock Units and the underlying Shares will be subject to an indefinite hold period in Canada and subject to restrictions on their transfer in Canada.  Subject to applicable securities laws and all other Applicable Laws, the Participant may sell Shares acquired through the Plan if the sale of such Shares takes place outside Canada. The Participant may also be permitted to sell Shares if another exemption from Canadian prospectus requirements is available.

Settlement in Shares Only.  Notwithstanding any discretion in the Plan or the Award Agreement to the contrary, settlement of the Restricted Stock Units shall only be made in Shares issued by the Company from treasury and not, in whole or in part, in the form of cash or other consideration.

Employee Tax Treatment. For Canadian federal income tax purposes, the Restricted Stock Units are intended to be treated as an agreement by the Company to sell or issue Shares to Participant and, as such, is intended to be subject to the rules in section 7 of the Income Tax Act (Canada).  Under those rules, Participant will be considered to have received an employment benefit at the time of settlement of the vested Restricted Stock Units equal to the full value of the Shares received, which amount will be taxed as employment income and will be subject to withholding at source.

Foreign Ownership Reporting. If the Participant is a Canadian resident, the Participant’s ownership of certain foreign property (including shares of foreign corporations) in excess of $100,000 may be subject to ongoing annual reporting obligations.  Participant should refer to CRA Form T1135 (Foreign Income Verification Statement) and consult with Participant’s tax advisor for further details.